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                                                                     EXHIBIT 3.4

                                     BY-LAWS

                                       of

                                FAIRMARKET, INC.

                                    ARTICLE I
                                    ---------

                                  STOCKHOLDERS


     1. ANNUAL MEETING. The annual meeting of stockholders shall be held on the 16th day of March in each year after 1997 (or if that be a legal holiday in the place where the meeting is to be held, on the next succeeding full business day) at the principal office of the corporation or at a place within or without the State of Delaware as fixed by the Board of Directors or the President. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Certificate of Incorporation or by these By-laws, may be specified by the Board of Directors or the President. If no annual meeting has been held on the date fixed above, a special meeting in lieu thereof may be held or there may be action by written consent of the stockholders on matters to be voted on at the annual meeting, and such special meeting or written consent shall have for the purposes of these By-Laws or otherwise all the force and effect of an annual meeting.

     2. SPECIAL MEETINGS. Special meetings of stockholders may be called by the President or by the Board of Directors. Special meetings shall be called by the Secretary, or in case of death, absence, incapacity or refusal of the Secretary, by any other officer, upon written application of one or more stockholders who hold at least twenty-five percent in interest of the capital stock entitled to vote at such meeting. The call for the meeting shall state the place, date, hour and purposes of the meeting. Only the purposes specified in the notice of special meeting shall be considered or dealt with at such special meeting.

     3. NOTICE OF MEETINGS. A written notice stating the place, date and hour of all meetings of stockholders, and in the case of special meetings, the purposes of the meeting shall be given by the Secretary (or other person authorized by these By-Laws or by law) not less than ten nor more than sixty days before the meeting to each stockholder entitled to vote thereat and to each stockholder who, under the Certificate of Incorporation or under these By-laws is entitled to such notice, by delivering such notice to him or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears in the records of the corporation. Notice need not be given to a stockholder if a written waiver of notice is executed before or after the meeting by such stockholder, if communication with such stockholder is unlawful, or if such stockholder attends the meeting in question, unless such attendance was for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken,


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except that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     4. QUORUM. The holders of a majority in interest of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present. The stockholders present at a duly constituted meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to reduce the voting shares below a quorum.

     5. VOTING AND PROXIES. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the books of the corporation unless otherwise provided by law or by the Certificate of Incorporation. Stockholders may vote either in person or by written proxy or express directly or by written proxy their consent or dissent to a corporate action taken without a meeting, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period or is irrevocable and coupled with an interest. Proxies shall be filed with the Secretary of the meeting, or of any adjournment thereof. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting.

     6. ACTION AT MEETING. When a quorum is present, any matter before the meeting shall be decided by vote of the holders of a majority of the shares of stock voting on such matter except where a larger vote is required by law, by the Certificate of Incorporation or by these By-laws. Any election by stockholders shall be determined by a plurality of the votes cast, except where a larger vote is required by law, by the Certificate of Incorporation or by these By-laws. The corporation shall not directly or indirectly vote any share of its own stock; provided, however, that the corporation may vote shares which it holds in a fiduciary capacity to the extent permitted by law.

     7. ACTION WITHOUT A MEETING. Any action required or permitted by law to be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of all of the outstanding shares of stock entitled to vote on the matter and shall be delivered to the corporation by delivery to its registered office, by hand or by certified mail, return receipt requested or to the corporation's principal place of business or to the officer of the corporation having custody of the minute book. Every written consent shall bear the date of signature and no written consent shall be effective unless, within sixty days of the earliest dated consent delivered pursuant to these By-laws, written consents signed by all of stockholders entitled to take action are delivered to the corporation in the manner set forth in these By-laws.

     8. STOCKHOLDER LISTS. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a


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complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                                   ARTICLE II
                                   ----------

                                    DIRECTORS

     1. POWERS. The business of the corporation shall be managed by or under the direction of a Board of Directors who may exercise all the powers of the corporation except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

     2. ELECTION AND QUALIFICATION. Unless otherwise provided in the Certificate of Incorporation or in these By-laws, the number of Directors which shall constitute the whole board shall be determined by vote of the Board of Directors or by the stockholders at the annual meeting. Directors need not be stockholders.

     3. VACANCIES; REDUCTION OF BOARD. A majority of the Directors then in office, although less than a quorum, or a sole remaining Director, may fill vacancies in the Board of Directors occurring for any reason and newly created directorships resulting from any increase in the authorized number of Directors. In lieu of filling any vacancy the stockholders or the Board of Directors may reduce the number of Directors.

     4. ENLARGEMENT OF THE BOARD. The Board of Directors may be enlarged by the stockholders at any meeting or by vote of a majority of the Directors then in office.

     5. TENURE. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws, Directors shall hold office until their successors are elected and qualified or until their earlier resignation or removal. Any Director may resign by delivering his written resignation to the corporation. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     6. REMOVAL. To the extent permitted by law, a Director may be removed from office with or without cause by vote of the holders of a majority of the shares of stock entitled


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to vote in the election of Directors. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

     7. MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time, date and place as the Board of Directors may from time to time determine. Special meetings of the Board of Directors may be called, orally or in writing, by the President, Treasurer or two or more Directors, designating the time, date and place thereof. Directors may participate in meetings of the Board of Directors by means of conference telephone or similar communications equipment by means of which all Directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting.

     8. NOTICE OF MEETINGS. Notice of the time, date and place of all special meetings of the Board of Directors shall be given to each Director by the Secretary, or Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person or by telephone or by telegram sent to his business or home address at least twenty-four hours in advance of the meeting, or by written notice mailed to his business or home address at least forty-eight hours in advance of the meeting. Notice need not be given to any Director if a written waiver of notice is executed by him before or after the meeting, or if communication with such Director is unlawful. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

     9. QUORUM. At any meeting of the Board of Directors, a majority of the Directors then in office shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice.

     10. ACTION AT MEETING. At any meeting of the Board of Directors at which a quorum is present, a majority of the Directors present may take any action on behalf of the Board of Directors, unless a larger number is required by law, by the Certificate of Incorporation or by these By-laws.

     11. ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent thereto is signed by all the Directors and filed with the records of the meetings of the Board of Directors. Such consent shall be treated as a vote of the Board of Directors for all purposes.

     12. COMMITTEES. The Board of Directors, by vote of a majority of the Directors then in office, may establish one or more committees, each committee to consist of one or more Directors, and may delegate thereto some or all of its powers except those which by law, by the Certificate of Incorporation, or by these By-laws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but in the absence of such rules its business shall be conducted so far as possible in the same manner as is provided in these By-laws for the Board of Directors. All


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members of such committees shall hold their committee offices at the pleasure of the Board of Directors, and the Board may abolish any committee at any time.
Each such committee shall report its action to the Board of Directors who shall have power to rescind any action of any committee without retroactive effect.

                                   ARTICLE III
                                   -----------

                                    OFFICERS

     1. ENUMERATION. The officers of the corporation shall consist of a President, a Treasurer, a Secretary, and such other officers, including one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Board of Directors may determine.

     2. ELECTION. The President, Treasurer and Secretary shall be elected annually by the Board of Directors at their first meeting following the annual meeting of stockholders. Other officers may be chosen by the Board of Directors at such meeting or at any other meeting.

     3. QUALIFICATION. No officer need be a stockholder or Director. Any two or more offices may be held by the same person. Any officer may be required by the Board of Directors to give bond for the faithful performance of his duties in such amount and with such sureties as the Board of Directors may determine.

     4. TENURE. Except as otherwise provided by the Certificate of Incorporation or by these By-laws, each of the officers of the corporation shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign by delivering his written resignation to the corporation, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     5. REMOVAL. The Board of Directors may remove any officer with or without cause by a vote of a majority of the entire number of Directors then in office; provided, that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors.

     6. VACANCIES. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

     7. PRESIDENT AND VICE PRESIDENTS. The President shall be the chief operating officer of the corporation and shall have general charge of its business operations, subject to the direction of the Board of Directors. In the absence of the President shall preside, when present, at all meetings of stockholders and the Board of Directors. The Board of Directors shall have


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the authority to appoint a temporary presiding officer to serve at any meeting of the stockholders or Board of Directors if the or the President is unable to do so for any reason.

     Any Vice President shall have such powers and shall perform such duties as the Board of Directors may from time to time designate. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers and responsible of and be subject to all the restrictions upon the President.

     8. TREASURER AND ASSISTANT TREASURERS. The Treasurer shall, subject to the direction of the Board of Directors, have general charge of the financial affairs of the corporation and shall cause to be kept accurate books of account. He shall have custody of all funds, securities, and valuable documents of the corporation, except as the Board of Directors may otherwise provide.

     Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors may from time to time designate.

     9. SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall record the proceedings of all meetings of the stockholders and the Board of Directors in books kept for that purpose. In his absence from any such meeting an Assistant Secretary, or if he is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof.

     The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the corporation) and shall have such other duties and powers as may be designated from time to time by the Board of Directors or the President.

     Any Assistant Secretary shall have such powers and perform such duties as the Board of Directors may from time to time designate.

     10. OTHER POWERS AND DUTIES. Subject to these By-laws, each officer of the corporation shall have in addition to the duties and powers specifically set forth in these By-laws, such duties and powers as are customarily incident to his office, and such duties and powers as may be designated from time to time by the Board of Directors.

                                   ARTICLE IV
                                   ----------

                                  CAPITAL STOCK

     1. CERTIFICATES OF STOCK. Each stockholder shall be entitled to a certificate of the capital stock of the corporation in such form as may from time to time be prescribed by the


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Board of Directors. Such certificate shall be signed by the President or a Vice
President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Such signatures may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law. The corporation shall be permitted to issue fractional shares.

     2. TRANSFERS. Subject to any restrictions on transfer, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the corporation or its transfer agent may reasonably require.

     3. RECORD HOLDERS. Except as may otherwise be required by law, by the Certificate of Incorporation or by these By-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-laws.

     It shall be the duty of each stockholder to notify the corporation of his post office address.

     4. RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not precede the date on which it is established, and which shall not be more than sixty nor less than ten days before the date of such meeting, more than ten days after the date on which the record date for stockholder consent without a meeting is established, nor more than sixty days prior to any other action. In such case only stockholders of record on such record date shall be so entitled notwithstanding any transfer of stock on the books of the corporation after the record date.

     If no record date is fixed, (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, (b) the record date


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for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in this state, to its principal place of business, or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded, and (c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         5. REPLACEMENT OF CERTIFICATES. In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe.

                                    ARTICLE V
                                    ---------

                                 INDEMNIFICATION

     1. INDEMNIFICATION OF DIRECTORS AND OFFICERS. The corporation shall indemnify, to the fullest extent permitted by the General Corporation Law of the State of Delaware any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, and whether by or in the right of the corporation, its stockholders, a third party or otherwise (a "Proceeding"), by reason of the fact that he is or was a Director or officer of the corporation, or is or was a Director or officer of the corporation serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expense (including, but not limited to, attorneys' fees), liability, loss, judgments, fines, excise taxes, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such Proceeding, including expenses incurred in seeking such indemnification. In addition, the corporation shall grant such indemnification to each of its Directors and officers with respect to any matter in a Proceeding as to which his liability is limited pursuant to Section 9 of the Certificate of Incorporation of the corporation. However, such indemnification shall exclude
(i) indemnification with respect to any improper personal benefit which a Director or officer is determined to have received and of the expenses of defending against an improper personal benefit claim unless the Director or officer is successful on the merits in said defense, and (ii) indemnification of present or former officers, directors, employees or agents of a constituent corporation absorbed in a merger or consolidation transaction with this corporation with respect to their activities prior to said transaction, unless specifically authorized by the Board of Directors or stockholders of this corporation. Such indemnification shall include prompt payment of expenses incurred by a Director or officer in defending a Proceeding in advance of the final disposition of such Proceeding, upon receipt of an undertaking by or on behalf of the Director or officer to repay such amounts if it shall ultimately be determined that he is not entitled to be indemnified by the corporation under this Article V, which undertaking


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shall be an unsecured general obligation of the Director or officer and may be accepted without regard to his ability to make repayment.

     2. INDEMNIFICATION OF EMPLOYEES AND AGENTS. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to an advancement of expenses, pursuant to the provisions of this Article V, to any person who was or is a party or is threatened to be made a party to or is otherwise involved in any Proceeding by reason of the fact that he is or was an employee or agent of the corporation or is or was serving at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

     3. NATURE OF INDEMNIFICATION RIGHTS. The indemnification rights provided in this Article V shall be a contract right and shall not be deemed exclusive of any other rights to which any person, whether or not entitled to be indemnified hereunder, may be entitled under any statute, by-law, agreement, vote of stockholders or Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of such a person. A Director or officer shall be entitled to the benefit of any amendment of the Delaware General Corporation Law which enlarges indemnification rights hereunder, but any such amendment which adversely affects indemnification rights with respect to prior activities shall not apply to him without his consent unless otherwise required by law. Each person who is or becomes a Director or officer of the corporation shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity provided for in this Article V.

     4. AMENDMENT. The provisions of this Article may be amended as provided in Article VI; however, no amendment or repeal of such provisions which adversely affects the rights of a Director or officer under this Article V with respect to his acts or omissions prior to such amendment or repeal, shall apply to him without his consent.

                                   ARTICLE VI
                                   ----------

                            MISCELLANEOUS PROVISIONS

     1. FISCAL YEAR. Except as otherwise determined by the Board of Directors, the fiscal year of the corporation shall end on December 31 of each year.

     2. SEAL. The Board of Directors shall have power to adopt and alter the seal of the corporation.

     3. EXECUTION OF INSTRUMENTS. All deeds, leases, transfers, contracts, bonds, notes and other obligations authorized to be executed by an officer of the corporation in its behalf shall be signed by the President or Treasurer, or by any other officer of the corporation


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designated by the Board of Directors, except as the Board of Directors may generally or in particular cases otherwise determine.

     4. VOTING OF SECURITIES. Unless otherwise provided by the Board of Directors, the or President or Treasurer may waive notice of and act on behalf of this corporation, or appoint another person or persons to act as proxy or attorney in fact for this corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by this corporation.

     5. RESIDENT AGENT. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the corporation.

     6. CORPORATE RECORDS. The original or attested copies of the Certificate of Incorporation, By-laws and records of all meetings of the incorporators, stockholders and the Board of Directors and the stock and transfer records, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, shall be kept at the principal office of the corporation, at the office of its counsel, or at an office of its transfer agent.

     7. CERTIFICATE OF INCORPORATION. All references in these By-laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as amended and in effect from time to time.

     8. AMENDMENTS. These By-laws may be amended or repealed or additional By-laws adopted by the stockholders or by the Board of Directors; provided, that
(a) the Board of Directors may not amend or repeal Article V or this Section 8 of Article VI or any provision of these By-laws which by law, by the Certificate of Incorporation or by these By-laws requires action by the stockholders, (b) any amendment or repeal of these By-laws by the Board of Directors and any By-law adopted by the Board of Directors may be amended or repealed by the stockholders.

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